Alliance HealthCare Services Investor Presentation January 2017

Disclaimer This presentation includes certain supplemental measures of our performance and liquidity that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP“), including Adjusted EBITDA. We present Adjusted EBITDA because we believe that, in addition to GAAP metrics, this non-GAAP metric is a useful measure for investors, for a variety of reasons. Our management regularly communicates Adjusted EBITDA and their interpretation of such results to our board of directors. We also compare actual periodic Adjusted EBITDA against internal targets as a key factor in determining cash incentive compensation for executives and other employees, largely because we view Adjusted EBITDA results as indicative of how our radiology, radiation oncology and interventional healthcare services businesses are performing and are being managed. Adjusted EBITDA is a non-GAAP financial measures and should not be considered as an alternative to net (loss) income attributable to Alliance HealthCare Services, Inc. as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The presentation of a non-GAAP metric does not imply that the reconciling items presented are non-recurring, infrequent or unusual. In general, non-GAAP metrics have certain limitations as analytical financial measures and are used in conjunction with GAAP results to evaluate our operating performance and by considering independently the economic effects of the items that are, or are not, reflected in non-GAAP metrics. We compensate for such limitations by providing GAAP-based disclosures concerning the excluded items in our financial disclosures. As a result of these limitations, and because non-GAAP metrics may not be directly comparable to similarly titled measures reported by other companies, however, the non-GAAP metrics are not an alternative to the most directly comparable GAAP measure, or as an alternative to any other GAAP measure of operating performance. Please refer to page 42 of this presentation for reconciliations of Adjusted EBITDA attributable to Alliance HealthCare Services, Inc. The term “LTM ended September 30, 2016” used in this presentation means last twelve months ended September 30, 2016, which data has been calculated by subtracting the data for the nine months ended September 30, 2015 from the data for the year ended December 31, 2015 and adding the data for the nine months ended September 30, 2016.

Disclaimer During the course of this presentation, the Company may make projections or other forward-looking statements regarding, among other things, our business outlook, operations and strategy; service areas; competition; changes in laws and regulations and the impact of such changes on us; our estimates for future performance and operating results, including future revenues, cash flows and capital requirements. In some cases you can identify these statements by words such as “could,” “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” or similar words. These forward-looking statements are based largely on the Company’s current expectations and are subject to a number of known or unknown risks and uncertainties (some of which are beyond the Company’s control). We urge you to review the factors discussed under the caption “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements made during this presentation will in fact be realized. Except as otherwise required by applicable securities laws, we disclaim any intention or obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Alliance HealthCare Services 1,000 The leading provider of radiology, oncology and interventional healthcare solutions to hospitals and healthcare providers Complementary business segments align with our vision to provide multiple service lines to a single hospital customer Hospitals and healthcare providers in 45 states Track record of successful partnering Hospital-centric business model aligns with long-term industry trends and alternative payment model development Partnering with over $501 MILLION In revenue & $133 MILLION In adjusted EBITDA1 LTM 9.30.16 30 YEAR OVER 1 See slide p. 42 for Adj. EBITDA reconciliation

We are the leading hospital-focused national provider of radiology, oncology and interventional services Who We Are Powerful value proposition in outsourced Radiology, Oncology and Interventional services Consistent free cash flow generation with a track record of deleveraging $501mm of revenue and $133mm of adjusted EBITDA1 for LTM ended September 2016 Current total debt / PF adj. EBITDA of 4.1x and corporate ratings of B1 / B+ Tenured management team with deep acquisition and integration experience Strong platform for consolidation with significant synergy opportunity and economies of scale 77% hospital-based revenue shielded from direct reimbursement pressure2 Partnered with more than 1,000 hospitals and healthcare providers in 45 states 619 diagnostic imaging and radiation therapy systems, including 112 fixed-site radiology centers and 32 radiation therapy centers Key Investment Highlights 1 See slide p. 42 for Adj. EBITDA reconciliation 2.Per 2015 10K

Investment Highlights Key Historical Financials Leading provider of radiology, oncology and interventional healthcare solutions to hospitals and healthcare providers 30+ year track record of successful partnering with over 1,000 hospitals and healthcare providers across 45 states Providing complementary service lines to hospital partners in areas which typically account for a significant portion of a hospital’s revenue stream Mobile, fixed-site and freestanding Radiology service line management Fixed-site and freestanding Oncology service line solutions integrated into hospital cancer care operations Freestanding outpatient clinics and Ambulatory Surgical Centers (“ASC”) specializing in Interventional and Pain Management clinical care Utilize a differentiated hospital-centric business model featuring a diversified customer base, coupled with long term partnerships and exclusive contracts Operate in growing and highly fragmented segments which creates opportunity for growth via organic and consolidation strategies LTM Segment Statistics Payer Mix1 ($ in millions) Note: Interventional services not reported as operating segment prior to Q1 2016 and exclude corporate / other; see appendix pg. 43 for LTM reconciliation Note: See appendix p. 42 for Adj. EBITDA reconciliation Interventional services 4% Radiology 66% Oncology 30% Revenue Segment Income 1 Per 2015 10-K

Return to Growth Strategy Comprehensive outsourced solution for radiology services Fixed-site, multi-modality radiology clinic operations Growth through acquisitions, JV radiology centers and Management Services Agreements Drives improved same store growth, customer retention and pricing Strong oncology value proposition to hospital partners 34% of U.S. healthcare facilities planning to upgrade Oncology systems within three years Interventional market is rapidly growing and highly fragmented Attractive unit-level economics Growth through JVs, partnerships and acquisitions Revamp hospital-facing sales team in core mobile radiology business Capitalize on investment in marketing and referring physician sales teams Tailored approach to local market needs Cross-sale opportunities of additional services to existing customers Drive Core Business & Same Store Growth RAD360TM Accelerate Growth in Oncology & Build Intervention Platform Cross Sell Opportunities Leverage hospital relationships across all divisions Partner alongside acute operations to drive performance Building more comprehensive JV opportunities Strong synergistic relationship between all three segments c Industry Leading Provider and Platforms 1 IMV 2014. Radiation Therapy Market Summary Report. Radiology segment embarked upon a price reset in 2014 to maintain and grow market share Also terminated/spun off unprofitable contracts ~$23mm cumulative revenue and EBITDA impact from FY15-FY16 ($15mm in FY15 and $8mm estimate in FY16) Restructuring has largely been completed, enabling future margin expansion and growth opportunities Strategic Market Re-Pricing in Radiology Momentum is building: 6 Quarters of revenue growth, now being translated into 3 Quarters of EBITDA growth

Business Overview

Interventional Services formed as new segment New CEO Tom Tomlinson Alliance HealthCare Services founded Footprint expanded to include fixed-site radiology centers Company Timeline and Evolution 1983 2001 2003 2005 2007 2008 2010 2011 2013 2014 2015 2016 Building a Leading Platform 2001 – 2012 Laying the Foundation for Renewed Growth 2013 – 2016 Innovator in mobile diagnostic imaging Expanded capabilities via acquisitions Established footprint in 45 states Grew customer base to over 1,000+ Achieved radiology market leadership Focus on operational efficiency Return to growth via sales leadership Accelerated growth of Alliance Oncology Launched RAD360TM offering Created interventional services platform Diagnostic Health Anchorage and Arkansas Cancer Institute acquired Completed acquisition of US Radiosurgery Alliance imaging rebrands to Alliance HealthCare Radiology New England Health and Bethesda Regional Cancer Centers acquired Acquisitions include: 6 Cyberknife radiosurgery centers from Accuray, Medical Outsourcing Services and Shared PET/CT Imaging Majority interest in The Pain Centers of Arizona acquired Listed to NASDAQ New strategic majority shareholder Fujian Thai Hot (Tahoe) Alliance Oncology formed as new segment 5 acquisitions completed for 2015-16 for $68.4M consideration1 1 Pacific Cancer Institute Inc. $11.0M, AHIP-Florida, LLC $15.0M, Alliance-HNI LLC $2.9M, The Pain Center of Arizona $29.2mm, American Health Centers $4.6M

Expanding revenue and earnings in complementary high growth segments Strategic Business Diversification Revenue By Segment Segment Contribution to EBITDA 2013 LTM 9/30/20161 2013 LTM 9/30/20161 Radiology Oncology Interventional 1 Interventional services not reported as operating segment prior to Q1 2016. Excludes corporate / other; see appendix pg. 43 for LTM reconciliation Opportunity to drive multiple expansion as mix shifts towards Oncology and Interventional.

Hospital Centric Revenue Mix

Sources of Revenue[1]

77% of revenue derived from long-term contracts with hospitals, health systems and physician practices

20% of revenue sourced from 3rd party payers and patients

3% of revenue of revenue generated from service contracts

Overview of services and contracts by segment

Radiology

- Deliver diagnostic MRI and PET/CT imaging
- Majority of revenue hospital based
- Limited direct reimbursement risk and low bad debt
- Long-term economically aligned contracts that average 3 years in mobile and 5-10 years for fixed-site
- Typically include an auto-renewal provision. Renewal rate 85%-89%
- Most contracts require a fee per scan performed or fixed daily/monthly rate

Radiation Oncology

- Deliver radiation therapy services using Linear Accelerator ("Linac") and Stereotactic Radiosurgery ("SRS") technology
- Majority of revenue hospital based
- Limited direct reimbursement risk and low bad debt
- Long-term economically aligned exclusive contracts that average 10-20 years in length
- Often includes an automatic renewal provision

Interventional Services[2]

- Majority of revenue retail based
- Minimally invasive interventional healthcare services and pain management procedures performed either in a procedure room or ASC environment
- Services include clinical consultation, laboratory, diagnostics and interventional procedures to treat pain

[1] Per 2015 10-K
[2] Interventional not reported as operating segment prior to Q1 2016; see appendix pg. 43 for LTM segment reconciliation

ALLIANCE HEALTHCARE SERVICES
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Operating Segments

Alliance is a market leader in large and highly fragmented sectors of the healthcare industry, with significant opportunity for organic and consolidation driven growth.

	Radiology	Radiation Oncology	Interventional Services[1]
Services Description	» Comprehensive service line and fixed- site radiology center management (MRI, PET/CT) » Mobile and interim medical imaging systems to hospitals and providers	» Broad suite of radiation oncology services for cancer patients » Services range from initial consultation to therapy management and follow-up care	» Therapeutics minimally invasive pain management procedures, lab testing and other services » Performed in procedure room or Ambulatory Surgical Centers
LTM Segment Revenue	$349 million	$103 million	$47 million
LTM Segment Income[2]	$97 million	$44 million	$7 million
LTM Segment Income Margin	27.7%	42.7%	14.0%
LTM Revenue Growth	3.3%	4.0%	123.0%

Note: Corporate/Other revenue and net loss of $1.5 and ($14.2) respectively on a LTM basis are excluded

[1] Interventional services not reported as operating segment prior to Q1 2016; see appendix pg. 43 for LTM segment reconciliation

[2] Segment income represents net income (loss) before income tax expense (benefit); interest expense and other, net; amortization expense; depreciation expense; share-based payment; severance and related costs; noncontrolling interest in subsidiaries; restructuring charges; transaction costs; shareholder transaction costs; impairment charges; legal matters expense, changes in the fair value of content consideration related to acquisitions, non-cash gains on step acquisition and other non-cash charges and excludes the impact of shared services which are captured at the corporate level

Alliance achieved 9% year-over-year growth LTM and 8% for 2015. Seeing continued growth in 2016, both organically and through strategic investments

ALLIANCE HEALTHCARE SERVICES

Essential Solutions. Exceptional Care.

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Alliance Radiology 112 fixed-site (81 hospital based) 23 joint ventures (11 hospital based) Market leader for hospitals looking for strategic partnership in the Radiology Service Line 537 diagnostic radiology systems Outstanding reputation for clinical quality and patient care Existing footprint generates strong EBITDA margins and free cash flow 5 - 10 years for fixed-site 3 year average for shared services Generally evergreen structure for joint ventures Over 5,500 hospitals and 9,000 Independent Diagnostic Testing Facilities Increased utilization due to an aging population and Affordable Care Act (“ACA”) implementation Significant growth opportunity through increased JV focus with existing hospital customer base RAD360TM positions Alliance for growth in radiology Powerful value proposition to provide hospitals and health systems with best in class radiology solutions Long-term, economically aligned relationships ~$15 billion addressable market growing at 2% annually Core business generating revenue growth and consistent cash flow Source: IBISWorld industry report November 2015 and Seeking Alpha

Radiology Operating Trends Radiology Same Store Volume Growth Continued expansion in quarterly SS volume growth for both MRI (10 quarters) and PET/CT (7 quarters) Note that PET/CT pricing reset began in late 2014 PET/CT Scan Volume MRI Scan Volume Quarterly Same Store Volume Growth

Delivering Value Across the Service Line End-to-End Radiology Services Market Expertise Clinical Expertise Operational Expertise Downstream Revenue Dr. Dr. Dr. Dr. Dr. Practice Hospital Competitor Hospital Partner Referring Physician Marketing Physician Practice Building Competitive Marketing Engagement Patient Care Excellence DEMAND GENERATION Market Share Strategy & Capture MONITORING & OPTIMIZATION Competitive Positioning/ Market Share Gains H Exam/Treatment Reception Check-In Image/Report Processing Increase Efficiency Lower Cost Engage Best Practices Scheduling Insurance Pre-Auth MD MD

Transaction Highlights LAMC Overview Case Study: Los Alamitos Medical Center (LAMC) Opened in 1968, LAMC is a member of the TENET group and the largest employer in Los Alamitos 167-bed medical center offering a wide range of services to the community with an unparalleled commitment to quality LAMC is a six-time recipient of TENET Healthcare Corporation’s Circle of Excellence Award LAMC has contracted with Alliance Radiology for 30 years, and what started as a mobile contract progressed into a joint venture in 1994 In 1994, LAMC’s service area was considerably underserved which led LAMC and Alliance to believe installing a fixed MRI service would increase LAMC’s ability to attract and retain patients Although they had the intellectual capacity to complete the project, it would draw on LAMC’s resources and capital funding from the other critical projects The conclusion was that LAMC’s available capital and resources could be invested in their other projects and Alliance could provide the capital needed for their MRI service “Alliance was the provider of choice and would allow us to create a partnership model based on a financial structure that preserves capital and aligned mutual interests” Michele Finney CEO of LAMC

Alliance Oncology

Accelerating growth with demonstrated capability for comprehensive oncology service line management

- Successfully developed leading radiation oncology platform to complement radiology offerings
- Acquired initial facilities in 2007, grew to $44 million in 3 years and further expanded via acquisition of US RadioSurgery in 2011
- From 2010 – LTM Sept-16, grew revenues at 15% CAGR, Segment Income at 25% CAGR, and margins by 16% (43% currently)
- Industry leadership, with ~24.5k referring physicians and 5,500 SRS/SBRT cases in 2015

Fully integrated cancer care partner to hospitals

Long-term, economically aligned contracts

- 10 – 20 years for linear accelerators ("Linac")
- 5 – 10 years for stereotactic radiosurgery ("SRS")
- Generally evergreen structure for joint ventures

32 radiation therapy centers

- 19 hospital joint venture / economic partnerships
- 6 free standing sites
- 7 Management Services Agreement sites

$8 billion addressable market growing at 7% annually

- Organic growth in cancer incidence and aging population
- Highly fragmented acquisition opportunity

Significant potential in complete outsourcing of radiation oncology services

- Increase performance of existing centers through marketing strategies and payer management
- Business development emphasis toward technology upgrade opportunities and acquisitions
- Develop new and expanded partnerships, including complete outsourcing of radiation oncology services
- Business grew at 7.6% in 2015

Demonstrated track record of successfully identifying and integrating acquisitions

- Expanded into highly attractive stereotactic radiosurgery market
- Leveraged existing radiology platform to drive organic strategic growth

Source: IBISWorld industry report November 2015 and Seeking Alpha

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Oncology Operating Statistics Strong continued growth in SRS SRS and Linac have seen both organic and via acquisition growth Linac SS volume metrics were challenged in 2015 due to inclement weather in the northeast as well as the shutdown of Joplin, MO Radiology Oncology Same Store Case and Treatment Volume Growth Linac Treatment Volume SRS Cases Completed Quarterly Same Store Volume Growth Source: The Advisory Board SRS Case and Linac Treatment Mix1 SRS Linac 1 2015 SRS Case and Linac Treatment Mix

Transaction Highlights MUSC Overview Case Study: Medical University of South Carolina One of the nation’s top academic health science centers serving the Charleston, SC area 700-bed medical center with 2,600 healthcare professionals, including 800 physicians South Carolina’s only National Cancer Institute designated cancer center and one of fewer than 70 in the United States 43% market share for radiation oncology Long-term economically aligned partnership entered into on March 11, 2014 Alliance delivers market and operational support, as well as management services for the entire radiation therapy department Alliance receives a percentage of collections for all technical equipment, clinical staff, EMR, IT, marketing and operational management Alliance has a right of first refusal on future centers “Alliance’s proven operational and management services, combined with their ability to deliver capital for innovative technology offers MUSC the tools needed to continue to lead the way in providing outstanding clinical care in radiation therapy” Dr. Patrick Cawley CEO of the Medical University of South Carolina

Alliance Interventional Synergistic business segment in a high growth, fragmented market space $11 Billion addressable market growing at 8% annually JV partnerships to expand geographic footprint Acquired The Pain Center of Arizona (February 2015) and PRC Associates (October 2015) Incremental revenues in 2015 of $33 million Post acquisition synergy opportunities; ancillary services like lab services and diagnostic imaging Highly fragmented market Market share held by leader is less than 1% Management team with interventional healthcare experience Attractive reimbursement environment Interventional healthcare patient flow will drive volumes to the existing diagnostic radiology business Operational synergies such as patient scheduling and insurance verification Trend of migration to lower cost Ambulatory Surgical Centers Expansion into this segment provides cross-sell opportunities to drive growth Lower cost to deliver services in an outpatient setting Ambulatory Surgical Centers (ASCs) have higher reimbursement given the facility fee Increased patient satisfaction in an outpatient setting Lower cost to deliver services Easy to access for patients CEO Tom Tomlinson SVP of Sales Strategy Holly Huso President of Interventional Services Steven Siwek, MD Source: Seeking Alpha

Capitalizing on Strong Market Forces

Trends Causing Interventional Procedures to Migrate from Hospitals to Outpatient Facilities

CPTs Migrating To Outpatient Settings

1. **Cost Pressure from Payers**
   Payers shunting patients to outpatient clinics for certain CPTs due to lower fees

2. **Patient Preference**
   Convenience and lower co-pays are decision factors where word-of-mouth referrals are key

3. **Poor Access to Specialists**
   Specialist recruitment remains an issue, resulting in growth of outsource market (e.g., TeamHealth)

4. **Accountable Care Act**
   Shift to value from volume with incentives for patient satisfaction driving CPT migration to outpatient clinics (e.g., pain, vascular)

5. **Insufficient Scale**
   Small patient volumes at some hospitals make economics for investment unfavorable

6. **Networks Are At Capacity**
   ACOs unable to absorb more lives without further losses incurred from long wait times and related poor patient experience

Source: Axia analysis; CMS; Expert interviews

ALLIANCE INTERVENTIONAL
Essential Solutions. Exceptional Care.
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Industry Overview

Diagnostic Imaging Industry Overview Fixed-site, free standing outpatient diagnostic facilities Single- to multi-modality facilities generally not owned by hospitals or clinics; depend on physician referrals for their patients Hospitals Many hospitals provide both inpatient and outpatient diagnostic imaging services owned and operated by hospital, or a partner like Alliance The hospital or clinic bills third-party payers, such as managed care organizations, insurance companies, Medicare or Medicaid Mobile Imaging Certain hospitals provide diagnostic imaging services by contracting with providers of mobile imaging services such as Alliance Providers contract directly with the hospitals and are reimbursed directly Highly Fragmented Consolidation aided by M&A activity has increased in the industry over past five years but still it remains highly fragmented In 2015, the three largest industry companies generated less than 10% of total revenue Products and Services Segment (2015) Favorable Macro Healthcare Trends $97.8 $139.6 CAGR: 6.1% 2014 2020E ($ in billions) Revenue $18.6bn Annual Growth 2010-2015 -1.2% Wages $6.2bn Businesses 15,000 Total $18.6bn Source: www.IBISWorld.com Computed tomography (CT) scanning 27.5% Magnetic resonance imaging 27.1% All other diagnostic imaging 21.4% Ultrasound imaging 10.8% Radiographic imaging (including x-rays) 10.0% Other services 3.2% Hospital Expenditures Profit $2.5bn Annual Growth 2016-2020 2.6% Diagnostic Imaging Centers in 2015 Request by Physicians Expertise of Partner Cost Savings Revenue Enhancement Add a New Service Line Reasons Hospitals Outsource Industry Characteristics Growing Elderly population, increased cancer incidence and greater patient flows as a result of the Affordable Care Act Largest states in terms of activity are California, Florida, New York and Texas Source: www.IBISWorld.com

Oncology Industry Overview

Industry Characteristics

$8 billion addressable market growing at 7% annually

- Organic growth in cancer incidence and aging population
- Highly fragmented acquisition opportunity

Radiation Oncology

- ~60% of global cancer patients will need radiotherapy at some point in the treatment cycle
- Experts predict an acceleration in global market growth of radiation oncology systems of the 3-5% y/y range in 2016
- Worldwide radiotherapy market should grow in the mid-single-digits in the medium to longer term
- As U.S. hospitals continue to consolidate, the radiotherapy industry is trending towards more advanced radiation therapy technologies that require fewer treatment visits, as well as bundling initiatives

Source: RBC Capital Markets research report December 2015

Favorable Radiation Oncology Trends

Increased Cancer Burden
(new cases in millions)



CAGR: ~2%
14.1 cases
21.7 cases
2012
2030E

Radiotherapy statistics

Radiotherapy facilities in the US
~2.3K

Hospital / non-hospital breakdown
~53%/47%

Linacs in the US
~4K

In 2015, Alliance Oncology completed a $12mm acquisition of the Pacific Cancer Institute.

Maui PACIFIC CANCER INSTITUTE

In 2016, Alliance Oncology formed a comprehensive cancer care partnership through a $20M cash investment with Huntsville Hospital Health System.

ALLIANCE HEALTHCARE SERVICES
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Interventional Services Overview In 2015, Alliance Interventional completed $48mm in acquisitions for the following: AHIP-Florida, LLC (PRC Associates) The Pain Center of Arizona Growing Chronic Disease Projections ($mm) Industry Characteristics Interventional services Includes interventional radiology, interventional pain management, and other interventional therapeutics Uses minimally invasive techniques performed in a procedure room or Ambulatory Surgical Centers (“ASC”) Pain management Global pain management market estimated to generate $60 billion in revenue in 2015 Domestic industry outperformed broader healthcare market in recent years and is well positioned to capitalize on shifting regulatory environment and growing number of patients affected by chronic pain Ambulatory surgical centers In 2015, nearly 70% of procedures in the U.S. occurred in outpatient centers instead of hospitals ASCs expected to grow between 8%-16% through 2021 Industry grew at 5.5% per year from 2010-2015 and is expected to continue with CAGR of 6.4% through 2020 $11 billion addressable market growing at 8% annually Highly fragmented market space comprised of local, practitioner-owned providers Market share held by leader is less than 1% Source: Deloitte Interventional industry report

Positioning within the Industry

Alliance participates in some of the largest and most fragmented sectors of the healthcare industry with significant growth opportunities

	Radiology	Radiation Oncology	Interventional Services[1]
Market Size	~$15 billion	~$8 billion	~$11 billion
Market Growth Rate	~2% annually	~7% annually	~8% annually
Market Share Held by Leader	<5%	<10%	<1%
Alliance LTM Revenue	$349 million	$103 million	$47 million
Other Market Participants	Digirad; Center for Diagnostic Imaging (CDI); RadNet	21st Century Oncology; McKesson Empowering Healthcare; e+CancerCare; Vantage Oncology	National Spine & Pain Centers; Advanced Pain Management

Source: IBISWorld industry report, November 2015 and Seeking Alpha
Note: Corporate/Other revenue and net loss of $1.5 and ($14.2) respectively on a LTM basis are excluded
[1] Interventional services not reported as operating segment prior to Q1 2016; see appendix pg. 43 for LTM segment reconciliation

Differentiated business model enables Alliance to minimize direct reimbursement risk

ALLIANCE HEALTHCARE SERVICES
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Hospital Centric Model Aligns with Favorable Industry Trends

Favorable Macro Healthcare Trends

- Hospital expenditures projected to increase at a CAGR of 6.1% through 2020
- Elderly population expected to grow at a 3.1% CAGR through 2020
- Cancer incidence estimated to grow at a 2.7% CAGR through 2030



Hospital Expenditures
($ in billions)
CAGR: 6.1%
$97.8
$139.6
2014
2020E

Hospital Outsourcing Trends

- 98% of hospitals outsource one or more clinical services
- Expenditures by hospitals on outsourced services growing at least 5% per year
- Hospitals consolidating outsourced providers and seeking providers with national scale



Expect to Decrease Outsourcing
30%
70%
Expect to Continue or Increase Outsourcing

Hospital Centric Business Model

- Leading national provider with significant scale and 1,000+ hospital and other healthcare provider customers
- Long-term, exclusive partnerships comprise ~77%[1] of revenues
- Limited impact from changes to Medicare reimbursement
- Bad debt expense <1% of revenues



Non-Hospital Based
23%
77%
Hospital Based

[1] Per 2015 10-K

Source: Centers for Medicare & Medicaid Services, "National Health Expenditure Projects 2014-2024."; US Department of Health and Human Services Administration on Aging "Projected Future Growth of the Older Population"; National Cancer Institute

Market trends will drive demand for services enabling Alliance to capitalize on its hospital centric strategy providing platform for expansion

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A member of Ascension Exclusive, Long-Term Partnerships Coupled with Outsourced Service Contracts Long-Term Contracts Selected existing customers Limited risk due to lower customer concentration No single customer accounts for more than 10% of consolidated revenues Deliver services through exclusive, long-term contracts which provide durability and continuity in both revenue and cash flow Joint-Venture arrangements generally for 10 years with evergreen feature Outsourced services contract period for 3+ years – many with auto renewal Dedicated renewal team focused on strong customer retention and performance Hospital centric approach is key competitive strength. As patient care continues to coalesce around the hospital network, Alliance is well positioned within this environment to serve as a value add partner

Exclusive, Long-Term Partnerships Coupled with Outsourced Service Contracts

Business model comparison

Hospital Based Outsourced & JV Revenue	Retail Revenue
~77% of revenue[1]	~23% of revenue Responsibility of billing placed on service providers



ALLIANCE
HEALTHCARE SERVICES
Hospital
Patient
Insurance provider
ALLIANCE
HEALTHCARE SERVICES
Hospital referral
Hospital patients
Insurance provider
Reimbursements
Payments
Referral

[1] Per 2015 10-K

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泰禾集團
(股票代码：000732)

Supportive and Growth Oriented Strategic Investor

51.5% of shares outstanding

Transaction Background: Agreement Completed March 29, 2016

- Tahoe through its subsidiary, Thai Hot Investment Company, signed an agreement to purchase approximately 51.5% of shares outstanding for ~$102.5mm
  - Shares purchased from Oaktree Capital Management, MTS Health Investors and former Chairman of the Board
  - Alliance did not sell any shares in the transaction
- Appointed Qisen Huang as Chairman of the Board of Alliance HealthCare Services
- Tahoe has three Board seats among a board of nine directors

Total assets exceed **$13 Billion**

About Tahoe

- Investment holding company based in China, holding diversified portfolio of assets, including large-scale pharmaceutical company
- In 2015, Tahoe made healthcare and medical services one of its top priorities, including radiology and oncology, and it intends to expand healthcare services in mainland China to an underserved healthcare marketplace
- Total assets under management exceed $13 billion

International Experience

Benefits

- International experience to support strategic growth in US and potential future growth in China
- Broad expertise to augment and strengthen Alliance's competitive position and long-term value proposition
- Strategic partner focused on long term partnership as opposed to past financial partners focused on liquidity event

Tahoe is formerly known as Fujian Thai Hot.

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New AIQ Board Members



Qisen Huang

- Founder and Chairman of Tahoe, a company he founded approximately 19 years ago.
- Chairman and General Manager of Thai Hot since March 2013.
- Non-Executive Chairman of the Board for Alliance Healthcare Services.
- Representative of the 12th National Committee of the Chinese People's Political Consultative Conference since February 2013, and is also the Vice President of the Fujian Chamber of Commerce, and Director of Fujian Haixia Bank.
- BA in engineering from Fuzhou University.



Dr. Tao Zhang

- Founded United Pacific Healthcare in August 2014 in order to capitalize on the dynamic growth opportunities in the Chinese healthcare marketplace.
- Previously, he worked directly under Dr. Thomas Frist, Jr., the co-founder of HCA, for six years, three years of which Dr. Zhang was in the U.S. on a part time basis. Dr. Zhang spent the remaining three years in China as the full-time chairman and CEO of CHC, Dr. Frist's China venture in the healthcare delivery sector.
- Earned his MD degree in China and underwent cardiac surgery training for three years before he joined CITIC Pacific in 2001.
- Worked at CITIC Pacific for four years in the healthcare division and invested and built two of the top ten private hospitals in China.
- Dr. Zhang also holds an MBA and a Master's Degree in Health Sector Management from Duke University.



Heping Feng

- Serves as the Supervisor of China Galaxy Securities Company Limited since June 2015.
- Senior Advisor of PricewaterhouseCoopers since October 2014.
- Held various executive positions at PricewaterhouseCoopers, Morgan Stanley and Arthur Anderson
- Independent Non-Executive Director at Bank of Tianjin Co., Ltd. since December 2014.
- BA in Accounting from Shanxi College of Finance and Economics Law and holds an MA in Accounting from the Research Institute for Fiscal Science of the Ministry of Finance. Obtained the Chinese Certified Public Accountant qualification from the Chinese Institute of Certified Public Accountants.

Tahoe is formerly known as Fujian Thai Hot.

ALLIANCE HEALTHCARE SERVICES
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Name Title Prior Experience Alliance Experience In Current Position as of Tom Tomlinson CEO Midwest Dental, Center for Diagnostic Imaging (CDI) 3 32 2013 Rhonda Longmore-Grund CFO Printronix, Ingram Micro, Exult, Velocium , Digital Equipment Corporation (DEC) 1 30 2016 Richard Johns COO & CLO LaVie Care Centers, Foley & Lardner 4 34 2012 Laurie Miller Human Resources, Marketing & Communications EVP Gen-E, Ingram Micro, Texas Instruments 3 28 2013 Holly Huso Sales, SVP Center for Diagnostic Imaging (CDI), Mayo Clinic, Biologics 2 27 2014 Rich Jones President of Radiology Several leadership roles in hospitals and the commercial healthcare sector 18 33 2012 Greg Spurlock President of Oncology US Radiosurgery, NeoSpine, Imaging One 10 31 2011 Steven Siwek, MD President of Interventional Services The Pain Center of Arizona, Freedom Pain Hospital 1 17 2015 Years of Tenure Experienced and Committed Management Team

In adjusted EBITDA in Fiscal 2015 Financial Performance

$473 $131 In adjusted EBITDA in Fiscal 2015 Financial Strategy Financial Policy Summary Decline in revenue and pricing pressure has been addressed with new growth strategy, resulting in positive revenue year over year growth in last seven quarters and positive adjusted EBITDA growth in the last four quarters Poised for expansion through complementary higher growth segments and cross selling opportunities Increased maintenance capital expenditures in 2014-2015 but will revert to long-run average Disciplined growth capex investment to strengthen EBITDA Opportunistic approach in evaluating new opportunities to augment existing segments with targeted investments and strategic acquisitions Allows for optionality in regards to capital allocation Historical track record of consistent cash flow generation and strong margin structure Supports future growth initiatives and strategic investments as well as deleveraging Return to Growth Strong Free Cash Flow History of operating in levered environment with proven track record of de-levering Near term increase in leverage with longer-term goal to reduce leverage to ~3.5x target range Paid down approximately $155 million of debt between 2010-2014 prior to exercising remaining balance on incremental term loan facility in June 2015 Capital Allocation Strategy Focus on Conservative Leverage Profile

Return to Growth Strategy Launched in 2014, the multi-faceted growth strategy has begun to gain traction. Annual Revenue Quarterly Revenue 5% 10% 13% 13% Q/Q Growth FY14 revenue closed at $436M which was $18M lower than FY13 due to the sale of 24/7 LLC as well as terminations of unprofitable contracts. Since that point in time, we’ve embarked on a return to growth strategy, with continuous revenue growth in 2015 and 2016 despite a strategic price resent that we executed in the radiology market place. FY16 guidance: $505 - $535. $121 $110 $124 $124 $109 $119 $125 6% $473 $436 $449 The term “LTM ended September 30, 2016” as used on this slide means last twelve months ended September 30, 2016, which data has been calculated by subtracting the data for the nine months ended September 30, 2015 from the data for the year ended December 31, 2015 and adding the data for the nine months ended September 30, 2016.

EBITDA Momentum Building $131 $136 $147 Adj. EBITDA Trend FY13-FY14 ($9mm) ($5mm) Rad 360 Investments ($2mm) 1x Credit in FY13 FY14-FY15 ($5mm) ($15mm) Mobile Imaging Price Reset +$10mm Acquisition +$2mm Organic ($2mm) Joplin, MO Shutdown $133

Targeted Investments 2014-2015 we invested more heavily in both Maintenance and Growth CAPEX to improve performance. Key Investments Net Debt Increased Maintenance CAPEX, but will revert to long-run average Disciplined Growth CAPEX investment to strengthen EBITDA Near-term increase in leverage, with longer-term goal to reduce senior leverage to 3.5x $27M $474M $495M $539M

Financial Strategy

Strong cash flow allows optionality with regard to capital allocation

» Despite recent pricing pressure in Radiology, free cash flow generation remains strong in continuing to support strategic investments and growth initiatives

» Plan to de-lever to target range of 3.5x

» Significant strategic investments in capex and acquisitions drove debt levels higher in FY 2015 & 2016 but will decrease in the near term as the Company resumes its deleveraging strategy

Adj. EBITDA[1] less maintenance capex[2]

($ in millions)



Adj. EBITDA less maint. capex
% Conversion
$120.8
$126.6
$107.7
$94.6
$78.9
78%
86%
79%
72%
59%
Reinvestment years + Radiology pricing reset
2012
2013
2014
2015
LTM Sept-16

Total Debt[3]



~$155 million reduction in debt from 2010-2014
$663.3
$509.4
$562.0
2010
2014
LTM Sept-16

Note: 2015 and LTM Sept-16 figures were lower than historical norms as a result of significant capital expenditures during this period; 1H 2016 figures reflect higher than average capex

[1] See appendix p. 42 for Adj. EBITDA reconciliation

[2] Maintenance capex assumed as 75% of total capex in years 2012-2013; Capex defined as equipment purchases plus increase (decrease) in deposits on equipment, capital lease obligations, equipment in AP and debt related to purchase of equipment

[3] Excludes impact of debt issuance cost

ALLIANCE HEALTHCARE SERVICES

Essential Solutions. Exceptional Care.

38

Historical Financial Performance ($ in millions) Adj. EBITDA1 Total Debt / PF Adj. EBITDA3 ($ in millions) Revenue ($ in millions) Adj. EBITDA1 less maintenance capex2 Note: 2015 and LTM Sept-16 figures were lower than historical norms as a result of significant capital expenditures during this period; 1H 2016 figures reflect higher than average capex 1 See appendix p. 42 for Adj. EBITDA reconciliation 2 Maintenance capex assumed as 75% of total capex in years 2012-2013; Capex defined as equipment purchases plus increase (decrease) in deposits on equipment, capital lease obligations, equipment in AP and debt related to purchase of equipment 3 LTM Sept-16 leverage nets debt issuance cost of $1.4mm Reinvestment years + Radiology pricing reset

Reported on November 4th for quarter ended 9/30/2016 3Q’16 Δ from 3Q’15 Revenues $127.1M +5.2% Radiology Revenue $88.7M +2.8% Oncology Revenue $26.3M +4.2% Interventional Revenue $11.5M +28.5% Adjusted EBITDA $35.1M +3.7% Radiology Adjusted EBITDA $30.3M +6.3% Oncology Adjusted EBITDA $13.3M +5.1% Interventional Adjusted EBITDA $1.2M -20.5% Operating Cash Flow $24.1M +41.7% Third Quarter 2016 Results

($ millions) LTM Sep-16 x LTM EBITDA Cash and cash equivalents $19.6 $50 million revolving credit facility due June 2018 3.5 0.0x $520 million term loan B due June 2019 499.0 3.7x Capital leases 16.9 0.1x Equipment debt 42.6 0.3x Total senior secured debt $562.0 4.1x -- -- 0.0x Total debt $562.0 4.1x LTM Sep-16 Adj. EBITDA 1 $133.2   Summary Capitalization Note: Leverage calculated using PF Adj. EBITDA of $135.7 which includes $2.5mm add back for acquisitions and nets debt issuance costs 1 See slide 42 for Adj. EBITDA reconciliation Existing Capitalization

Adjusted EBITDA Reconciliation

	Year Ended December 31,				Nine Months Ended Sept. 30,		LTM Sept. 30,
	2012 ($)	2013 ($)	2014 ($)	2015 ($)	2015 ($)	2016 ($)	2016 ($)
Net (loss) income attributable to AIQ	(11,938)	(21,483)	10,618	6,742	6,994	2,627	2,375
Income tax expense	(6,710)	(12,398)	7,327	6,536	5,304	3,137	4,369
Interest expense and other, net	54,101	39,170	24,693	26,241	19,582	25,439	32,098
Depreciation expense	79,333	66,319	54,971	48,595	35,952	40,677	53,320
Amortization expense	15,861	10,973	7,880	9,100	6,907	7,493	9,686
Share-based payment (included in SG&A expenses)	724	1,487	1,515	1,701	1,242	2,650	3,109
Severance and related costs	—	—	2,517	1,320	731	3,186	3,775
Restructuring charges	6,715	7,182	2,602	1,327	707	1,635	2,255
Transaction costs	494	465	2,344	3,296	1,964	986	2,318
Shareholder transaction costs	—	—	—	1,853	—	3,516	5,369
Impairment charges	—	13,031	308	6,817	6,817	—	—
Loss on extinguishment of debt	—	26,018	—	—	—	—	—
Legal matter expenses	4,793	3,067	5,587	6,915	5,827	106	1,194
Non-cash gain on step acquisition (included in other income and expense, net)	—	—	—	(10,672)	(9,950)	—	(722)
Other non-cash charges (included in other (income) and expenses, net)	248	549	510	1,116	805	324	635
Changes in fair value of contingent consideration related to acquisitions	—	—	—	—	—	(4,640)	(4,640)
Adjusted EBITDA	**143,621**	**134,380**	**120,872**	**110,887**	**82,882**	**87,136**	**115,141**
Non-controlling interest in subsidiaries	10,775	13,041	14,883	20,373	15,111	12,791	18,053
Adjusted EBITDA after NCI	**154,396**	**147,421**	**135,755**	**131,260**	**97,993**	**99,927**	**133,194**
Pro forma acquisitions in LTM period	—	—	4,678	9,747	—	—	2,523
Pro forma adjusted EBITDA	**154,396**	**147,421**	**140,432**	**141,007**	**97,993**	**99,927**	**135,717**

ALLIANCE HEALTHCARE SERVICES

Essential Solutions. Exceptional Care.

42

Operating Segments Reconciliation Revenue LTM as reported in 10-Q/K1 LTM management reporting reclassification LTM adjusted to include interventional segment data for Q4 FY15 Radiology 348,874 348,874 Oncology 103,379 103,379 Interventional 34,572 12,213 46,785 Corporate/Other 13,674 (12,213) 1,461 Total revenue 500,499 – 500,499 Segment income Radiology 96,712 96,712 Oncology 44,131 44,131 Interventional 4,204 2,340 6,544 Corporate/Other (11,853) (2,340) (14,193) Total Segment Income 133,194 – 133,194 1 Excluding interventional segment data for Q4’15

2016 Guidance Guidance Ranges ($’s in millions) Revenue $505 - $535 Adjusted EBITDA $130 - $150 Capital Expenditures Maintenance $45 - $55 Growth $30 - $35 Net Debt Change in Net Debt – Before Growth CAPEX: Decrease/(Increase) in long-term debt, net of the change in cash and cash equivalent (before investments in acquisitions and debt refinancing costs), before growth capital expenditures $20 - $40 Change in Net Debt – After Growth CAPEX: Decrease/(Increase) in long-term debt, net of the change in cash and cash equivalents (before investments in acquisitions and debt refinancing costs), after growth capital expenditures ($15) – ($25)

Key Investor Highlights Industry Leading Provider and Platforms Hospital Centric Model Aligns with Favorable Industry Trends Exclusive, Long-Term Partnerships Coupled with Outsourced Services Model Experienced and Committed Management Team Strong Free Cash Flow with History of Deleveraging Supportive and Growth Oriented Strategic Investor